                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                December 4, 1997

                            FORWARD INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    New York                       0-6669                     13-1950672
    --------                       ------                     ----------
(State or other               (Commission File              (IRS Employer
jurisdiction of                    Number)                Identification No.)
 incorporation)

                             275 Hempstead Turnpike
                             ----------------------
                         West Hempstead, New York 11552
                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                           area code: (516) 564-1100


                                 Not Applicable
                             ----------------------
                 (Former Address, if changed since last report)




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Item 5. Other Events.

     a. On December 4, 1997 Forward Industries, Inc. (the "Company") consummated the sale of its real property at 106-24 Avenue D, Brooklyn, New York to MCS Realty Corp. in consideration for $830,000 in cash. The proceeds from the sale were used to pay down a portion of the Company's outstanding mortgage obligations with respect to the property, the balance of which was paid by the Company. The Company paid a brokerage fee of $53,100 in connection with the transaction.

     b. On December 4, 1997 the Company consummated a private offering of securities consisting of units ("Units"), each comprised of (i) 60,000 shares of the Company's Common Stock, $.01 par value ("Common Stock"), (ii) one warrant (a "Private Placement Warrant ") to purchase up to 60,000 shares of Common Stock at $2.00 per share and (iii) one unsecured convertible promissory note in the principal amount of $10,000, bearing interest at a rate of 10% per annum (convertible at the sole option of the Company under certain circumstances, into 40,000 shares of Common Stock and one Private Placement Warrant) maturing on December 4, 1998. 55.4 Units were sold for $25,000 per Unit, aggregating $1,385,000, including $554,000 aggregate principal amount of debt. A commission of 10%, aggregating $138,500, was paid by the Company in connection with such sales. The sales were made to accredited investors pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.




Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

        (a)  Financial statements of business acquired: Not applicable

        (b)  Pro forma financial information: Not applicable

        (c)  Exhibits: None.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 1997
                                    FORWARD INDUSTRIES, INC.

                                    By: /s/ Theodore H. Schiffman
                                        -------------------------------
                                             Theodore H. Schiffman
                                    Chairman and Chief Executive Officer




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